OTCBB: CNYC

CANYON COPPER COMPLETES BROKERED PRIVATE PLACEMENT
AND FINAL TRANCHE OF NON-BROKERED PRIVATE PLACEMENT

VANCOUVER, BC, July 15, 2011 – Canyon Copper Corp. (“Canyon”) (OTCBB:CNYC) is pleased to announce that it has completed its brokered private placement offering by issuing 2,164,071 units at a price of CDN $0.35 per unit for total proceeds of CDN $757,424.85 (the “Brokered Private Placement”). MGI Securities Inc. acted as lead agent for the brokered private placement. Canyon has also closed the final tranche of its non-brokered private placement offering (the “Non-Brokered Private Placement”) by issuing 857,142 units at a price of CDN $0.35 for gross proceeds of CDN $300,000 to a company owned by Anthony Harvey, Chairman, CEO and a director of Canyon.

Each unit consists of one share of Canyon’s common stock and one-half of one non-transferable share purchase warrant, with each whole warrant entitling the holder to purchase an additional share of Canyon at a price of CDN $0.50 per share until January 13, 2013, in respect of the Brokered Private Placement, and January 8, 2013, in respect of the Non-Brokered Private Placement. Subject to the terms and conditions of the warrants, Canyon may accelerate the expiry date of the warrants if Canyon’s shares close at a price equal to or greater than CDN $0.60 for 10 consecutive trading days. If Canyon elects to exercise its accelerated expiry date, the accelerated expiry date will be 30 days after Canyon sends out the notice of acceleration.

Under the Brokered Private Placement, Canyon paid commissions of CDN $45,445.49 and issued non-transfer options to purchase an aggregate of 129,844 units at a price of CDN $0.35 per unit to the selling group members. Canyon did not pay any finders’ fees under the Non-Brokered Private Placement.

The securities sold pursuant to Brokered Private Placement and the Non-Brokered Private Placement may only be resold pursuant to Regulation S of the U.S. Securities Act, an effective registration statement under the U.S. Securities Act or pursuant to an another exemption from registration of the U.S. Securities Act. Under Canadian securities laws, the shares, including the shares issuable on exercise of warrants, are subject to restrictions on transfer until November 14, 2011, in respect of the Brokered Private Placement, and November 9, 2011, in respect of the Non-Brokered Private Placement .

Proceeds of the private placement offerings will be used to fund Canyon’s exploration program on the New York Canyon Project as well as for general working capital and corporate purposes.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of Canyon’s securities in the United States. The securities have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

About Canyon Copper

Canyon's New York Canyon Property is located in the New York Canyon area of the Santa Fe Mining District, Mineral County, Nevada. The project hosts oxide and sulphide copper bearing mineralization outlined by historical operators. The most advanced of these zones is the Longshot Ridge copper oxide deposit. This zone has not been completely outlined and remains partially open. The Copper Queen mineralized zone is located approximately three kilometres west of Longshot Ridge and hosts copper and molybdenum sulphide mineralization. Several additional mineralized areas identified throughout the New York Canyon property have yet to be explored.

On behalf of the Board of Directors,

“Anthony Harvey”

CANYON COPPER CORP.
Anthony Harvey, Chairman and CEO

Suite 408 – 1199 West Pender Street • Vancouver, B.C. • V6E 2R1
TEL (604) 331-9326 • FAX (604) 684-9365

This News Release may contain, in addition to historical information, forward-looking statements. These forward-looking statements are identified by their use of terms and phases such as “believe,” “expect,” “plan,” “anticipate” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Canyon's expectations, and expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, Canyon's ability to obtain additional financing, geological, mechanical or difficulties affecting Canyon's planned geological work programs, uncertainty of estimates of mineralized material and other factors which may cause the actual results, performance or achievements of Canyon to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.